EXHIBIT 99.1

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                          HARBOR FEDERAL BANCORP, INC.
                            1999 STOCK INCENTIVE PLAN

     1. PURPOSE OF THE PLAN.

     The purpose of this Plan is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to receive Options, SARs, and Deferred Shares. By encouraging stock ownership through these awards, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and key Employees of the Company or any Affiliate to promote the success of the business. It is intended that options issued pursuant to this Plan may constitute either ISOs or Non-ISOs as defined below.

     2. DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a)  "Affiliate"  shall  mean  any  "parent   corporation"  or  "subsidiary
corporation"  of the  Company,  as such terms are defined in Section  424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean, collectively, Options, SARs, and Deferred Shares.

     (d) "Bank" shall mean Harbor Federal Savings Bank.

     (e) "Board" shall mean the Board of Directors of the Company.

     (f) "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. In the case of subsections (1), (2), and (3) above, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control." For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship,
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unincorporated  organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (h) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof; provided that the Board may act in lieu of the Committee with respect to any matter as to which the Committee may act.

     (i) "Common Stock" shall mean the common stock of the Company.

     (j) "Company" shall mean Harbor Federal Bancorp, Inc.

     (k) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     (l) "Deferred Shares" shall mean Shares that the Company has credited, pursuant to Paragraph 10 hereof, to a deferred compensation account in the name of a Participant.

     (m) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (n) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (o) "Effective Date" shall mean the date specified in Paragraph 14 hereof.

     (p) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (q) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

     (r) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (s) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

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     (t) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (u) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (v) "Option" means an ISO and/or a Non-ISO.

     (w) "Optioned Shares" shall mean Shares subject to an Award granted pursuant to this Plan.

     (x) "Participant" shall mean any person who receives an Option, SAR, or Deferred Shares pursuant to the Plan.

     (y) "Plan" shall mean The Peoples BancTrust Company, Inc. 1999 Stock Option Plan.

     (z) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (aa) "Share" shall mean one share of Common Stock.

     (bb) "SAR" (or "Stock Appreciation Right") shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

     3. TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4. SHARES SUBJECT TO THE PLAN.

     Except as otherwise required under Paragraph 11, the aggregate number of Shares deliverable pursuant to the Plan shall not exceed 170,000 Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Awards should expire, become unexercisable, or be forfeited for any reason without having resulted in the issuance of Shares to Participants, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

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     5. ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, appointed by the Board, consisting of at least two members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of each Option or SAR, (ii) the number of Shares subject to, and the expiration date of, each Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued pursuant to such Award.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

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     6. GRANT OF AWARDS.

     (a) General Rule. The Committee shall have the discretion to make discretionary grants of Awards to Employees and Directors, including members of the Committee.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7. EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange, including the Nasdaq National Market System, on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8. EXERCISE OF OPTIONS.

     (a) Conditions for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as the Committee shall specify in the Agreement granting the Option to the Optionee.

     (b) Procedure for Exercise. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice, and payment where required, shall be delivered, or mailed by prepaid registered or certified mail, addressed to

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the Treasurer of the Company at its executive offices.  Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise and have been held for at least six months. An Option may not be exercised for a fractional Share.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only during his Continuous Service, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Participant's Continuous Service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death, but not later than the date on which the Option would otherwise expire, by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is purchased upon exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the Participant's death or Disability, or such other event as the Board may specifically deem appropriate.

     9. SARS (STOCK APPRECIATION RIGHTS).

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees or Directors either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the

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SAR is exercised.  Alternatively,  an SAR granted in conjunction  with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:
(1) the SAR will expire no later than the ISO; (2) the SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised; (3) the SAR is transferable only when the ISO is transferable, and under the same conditions; (4) the SAR may be exercised only when the ISO may be exercised; and
(5) the SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. The provisions of Paragraph 8(b) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(a) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     10. DEFERRED SHARE CREDITS.

     (a) Annual Awards. The Committee shall have the discretion to make discretionary awards of Deferred Shares to the accounts of Employees and Directors (including members of the Committee). On the last day of each fiscal year of the Company, the Committee shall credit 300 Deferred Shares to the account of each Director who has not accrued benefits during the fiscal year under either the Harbor Federal Savings Bank Retirement Plan for Non-Employee Directors or the Harbor Federal Savings Bank Supplemental Executive Retirement Agreement.

     (b) Credit for Benefits under Certain Plans. Each Employee or Director who has accrued benefits under the Bank's Retirement Plan for Non-Employee Directors, or the Supplemental Executive Retirement Agreement may elect, at any time, to cancel his rights to all or a whole percentage of those benefits, and in consideration to receive a credit under this Plan

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for a number of  Deferred  Shares  that  have a value on that date  equal to the benefits being cancelled.

     (c) Elections to Defer. The Committee may permit any Participant who is a member of a select group of management or highly compensated employees, within the meaning of the Employees' Retirement Income Security Act of 1973, to irrevocably elect to forego the receipt of cash compensation and in lieu thereof to have the Company credit an equal value of Deferred Shares to an account payable to the Participant.

     (d) Vesting. All Deferred Shares shall be 100% vested, unless an Agreement specifically provides to the contrary.

     (e) Cash Earnings on Deferred Shares. On the last day of each fiscal year of the Company, the Committee shall credit each Participant's account with Deferred Shares having a value equal to the product of (i) the number of Deferred Shares credited to the Participant's account at the end of the prior fiscal year and (ii) the total cash dividends per Share that the Company paid during the current fiscal year. The Trustees shall hold each Participant's Deferred Shares and deferred earnings until distribution is required pursuant to subparagraph (f) hereof.

     (f) Distributions of Deferred Shares and Earnings. The Trustee shall distribute a Participant's Deferred Shares and deferred earnings in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Company that end after the date on which the Participant's Continuous Service terminates, unless the Committee has accepted the form attached hereto as Exhibit "A" (the "Distribution Election Form"), in which case distributions shall be made in accordance with the method selected on the form. Acceptance by the Committee shall be presumed to occur on delivery of a Distribution Election Form to the Committee, unless (i) the Committee returns it within five business days, with a written notice that sets forth the reasons for its rejection, or (ii) the Participant delivers the Distribution Election Form to the Committee either within 90 days of a Change in Control or within one year of the date on which the Participant's Continuous Service terminates prior to a Change in Control for any reason other than the Participant's death.

     (g) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's Distribution Election Form, in the event the Participant suffers an unforeseeable hardship within the contemplation of this paragraph, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The

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Committee  may require  evidence of the purpose and amount of the need,  and may establish such application or other procedures as it deems appropriate.

     (h) Rights to Deferred Shares and Earnings. A Participant may not assign his or her claim to Deferred Shares and associated earnings during his or her lifetime. A Participant's right to Deferred Shares and associated earnings shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets or other fund of the Company.

     11.  CHANGE IN CONTROL;  EFFECT OF CHANGES IN COMMON  STOCK  SUBJECT TO THE
PLAN.

     (a) Change in Control. Upon a Change in Control (or, if earlier, the execution of an agreement to effect a Change in Control), all Options and SARs shall become fully exercisable, notwithstanding any other provision of the Plan or any Agreement.

     (b) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Awards, and the Exercise Price for Options and SARs, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all Deferred Shares and all outstanding Options and SARs, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (d) Special Rule for ISOs.  Any adjustment  made pursuant to  subparagraphs
(a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs, unless a Participant has consented in writing to the change.

     (e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Deferred Shares and Optioned Shares before the adjustment was made.

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     (f) Other Issuances.  Except as expressly  provided in this Paragraph,  the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     12. NON-TRANSFERABILITY.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds SARs or Options may transfer such SARs or Options (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. SARs and Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the SARs or Options pursuant to this Paragraph. SARs and Options which are transferred pursuant to this Paragraph shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     13. TIME OF GRANTING OPTIONS.

     The date of grant of an Option or SAR shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     14. EFFECTIVE DATE.

     The Plan shall become effective May 24, 1999, but its effectiveness and the effectiveness of any Awards shall be contingent upon the Plan's approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     15. MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     16. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to outstanding Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     17. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued pursuant to any provision of this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay a Participant the in-the-money value of his Award in consideration for its cancellation, or all of these restrictions.

     18. RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     19. WITHHOLDING TAX.

     The Company's obligation to deliver Shares pursuant to the Plan shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     20. NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     21. GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

                                                                     EXHIBIT "A"

                          HARBOR FEDERAL BANCORP, INC.
                            1999 STOCK INCENTIVE PLAN

                         -------------------------------
                             DEFERRAL ELECTION FORM
                         -------------------------------

     AGREEMENT, made this __ day of _____________, _____, by and between _____________ (the "Participant"), and Harbor Federal Bancorp, Inc. (the "Company").

     WHEREAS, the Company has established the Harbor Federal Bancorp,  Inc. 1999
Stock  Incentive  Plan  (the  "Plan"),   and  the  Participant  is  eligible  to
participate in said Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of:

[  ] ____% of the Participant's base salary, director's fees, and/or retainers.

[  ] ____% of any additional cash compensation that the Participant may receive.

     2. This election will take effect --

[  ] on the January 1st that next follows execution of this election.

[ ] immediately, but only with respect to annual retainers, director fees, salary, and/or cash bonuses that the Participant may earn in the future and as to which the Participant currently has no legal right or claim.

     3. This election shall be irrevocable.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

                                   PARTICIPANT

Witnessed by:


-------------------------------   ------------------------------------------


                                  HARBOR FEDERAL BANCORP, INC.

Witnessed by:


_______________________________   By _______________________________________
                                     A duly authorized Administrator of the Plan